UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d)
      OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 20, 2010

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200
San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

            (408) 423-8500
(Registrant's telephone number, including area code)

                N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bridge Capital Holdings (the “Company”) held its annual meeting of shareholders on May 20, 2010.  The Company’s shareholders voted on and approved the proposals listed below, each of which was described in the Company’s proxy statement for the meeting.  On the record date for the meeting, there were 7,113,164 shares of the Company’s common stock outstanding and 300,000 shares of the Company’s Series B and B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock outstanding, which were entitled to vote with the common stock at the rate of 10 votes per share.

Proposal 1 — Election of Directors

The following individuals were elected as directors to serve until the 2011 annual meeting of shareholders or until their successors are elected and qualified.  There were no nominees other than those listed below. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard M. Brenner	6,333,670	257,722	1,951,691
Lawrence Owen Brown	6,536,548	54,844	1,951,691
David V. Campbell	6,398,635	192,757	1,951,691
Howard Gould	6,534,548	56,844	1,951,691
Allan C. Kramer, M.D.	6,407,416	183,976	1,951,691
Robert P. Latta	6,449,026	142,366	1,951,691
Daniel P. Myers	6,536,148	55,244	1,951,691
Thomas M. Quigg	6,446,946	144,446	1,951,691
Barry A. Turkus	6,519,508	71,884	1,951,691

Proposal 2 — Non-Binding Proposal Concerning Executive Compensation

The shareholders voted to approve a non-binding resolution concerning the Company’s 2010 executive compensation as described in the Company’s proxy statement for the meeting.  The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,254,980	212,823	75,280	0

Proposal 3 — Ratification of Appointment of Independent Accountants.

The shareholders voted to ratify the appointment of Vavrinek, Trine, Day & Co. LLP as independent accountants for the Company’s 2010 fiscal year.  The results of voting were as follows:

Votes For	Votes Against	Broker Non-Votes
8,512,132	30,000	951

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  May 21, 2010
BRIDGE CAPITAL HOLDINGS

By:	/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President
(Duly Authorized Officer)